UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2011

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Telephone Avenue, Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(907) 297-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 1, 2011, Alaska Communications Systems Group, Inc. (the “Company”) issued a press release announcing the approval of a Chief Financial Officer Transition Plan.  A copy of the press release is attached and incorporated herein by reference as Exhibit 99.1 to this report.

On February 25, 2011, Executive Vice President and Chief Financial Officer, David Wilson and the Company executed a letter of amendment to his employment agreement expiring on December 31, 2011.  This general description of the letter of amendment is qualified in its entirety by reference to the full text, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  Mr. Wilson’s role will change, effective April 1, 2011, from Executive Vice President and Chief Financial Officer to a transition officer.  Mr. Wilson will continue to provide transition assistance to the company, with no member of management or employees reporting to him.  Mr. Wilson’s transitional role and terms of his employment agreement  will continue through April 30, 2011.  Mr. Wilson will execute a consultancy agreement with the Company to cover the period from May 1, 2011 through  June 30, 2011 for additional transitional services in exchange for a lump-sum payment of one hundred thousand dollars ($100,000) payable within 30 days of the conclusion of his consultancy.

(c)  The Company also appointed Mr. Wayne Graham to serve as the Company’s Chief Financial Officer (“CFO”), effective on or before April 1, 2011.

Mr. Graham is one of the Company’s original founding members and a previous CFO of the Company. Mr. Graham will rejoin the Company from Ensequence, a leading provider of global interactive software for TV, where he serves as CFO.  in addition to his roles at ACS and Ensequence,  Mr. Graham previously served as CFO of Integra Telecom, a leading CLEC, and ACS Media, which was a publicly traded print and electronic yellow page provider, based in Alaska.

(e) Employment Agreement between the Registrant and Wayne Graham

On February 27, 2011, the Company and Wayne Graham entered into an Employment Agreement (the "Employment Agreement").  Set forth below is a brief description of the terms of the Employment Agreement and the amounts payable to Mr. Graham thereunder.  This general description is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Term: The Employment Agreement will be effective on or before April 1, 2011.

Base Salary: Mr. Graham is entitled to an annual base salary of $250,000.

Annual Cash Incentive: Mr. Graham has the opportunity to earn an annual cash incentive payment, in accordance with the Company’s leadership team cash incentive program. Mr. Graham’s target amount is equal to 100% of his base salary.

Leadership Team Equity Incentive Program: Mr. Graham is eligible to participate in the Company’s leadership team equity program, with a target annual equity award valued at approximately 150% of his base salary. His participation is to be subject to the same terms and provisions applicable to other senior leadership team members. Mr. Graham will receive an award in 2011 that is pro-rated based upon the starting date of his employment and will abide by the Company’s minimum executive equity holding requirements as currently in effect and as modified from time to time.

Other Benefits: Other benefits include paid-time off, participation in the Company’s health and welfare plans, 401(k) retirement savings plan, employee stock purchase plan, and a relocation reimbursement of up to $50,000 to assist Mr. Graham with a move to Alaska.

Post-Termination Payments: Upon a termination by the Company without cause or by Mr. Graham for good reason, Mr. Graham is entitled to post-termination benefits in accordance with the Company’s 2010 Officer Severance Program as modified from time to time. The Company’s 2010 Officer Severance Program is incorporated herein by reference to Exhibit 10.1 of the Company's Form 8-K filed with the SEC on November 4, 2010.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

10.1	Amendment to Employment Agreement between Alaska Communications Systems Group, Inc., and David Wilson entered into on February 25, 2011.
10.2	Employment Agreement between Alaska Communications Systems Group, Inc., and Wayne Graham entered into on February 21, 2011.
99.1	Press Release of the Company, dated March 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 1, 2011	Alaska Communications Systems Group, Inc.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary